Exhibit 10.1
FIRST AMENDMENT

This FIRST AMENDMENT, dated as of April 15, 2009 (this “Amendment”), amends that certain AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 6, 2006 (the “Credit Agreement”), among MIDAMERICAN ENERGY HOLDINGS COMPANY, an Iowa corporation (“Borrower”), the banks listed on the signature pages thereto (the “Banks”), JPMORGAN CHASE BANK, N.A., as L/C Issuer, UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as administrative agent for the Banks (in such capacity, the “Agent”), THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agent, and JPMORGAN CHASE BANK, N.A., ABN AMRO BANK N.V. and BNP PARIBAS, as Co-Documentation Agents. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

WHEREAS, the parties hereto have agreed to amend the Credit Agreement in certain respects as more fully set forth below;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1                 AMENDMENTS.  Subject to satisfaction of the condition precedent in Section 3, the Credit Agreement is amended as follows:

Section 1.1              Addition of Definitions.  APPENDIX A, Defined Terms, is amended by adding the following definitions in proper alphabetical order:

“Designated Bank” means a Defaulting Bank or a Downgraded Bank.

“Defaulting Bank” means any Bank that (a) has not made available to the Agent such Bank’s ratable portion of a requested borrowing or has not reimbursed an L/C Issuer for such Bank’s pro rata share of the amount of a payment made by such L/C Issuer under an L/C, in each case within three (3) Banking Days after the date due therefor in accordance with Section 2.1 or Section 2.2, as applicable; (b) has notified the Borrower or the Agent that it does not intend to comply with its obligations under Section 2.1 or Section 2.2; or (c) is the subject of a bankruptcy, insolvency or similar proceeding. A Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of an equity interest in such Bank or its parent company by a governmental authority or instrumentality thereof.

“Downgraded Bank” means any Bank that (a) has a non-investment grade rating from Moody’s, S&P or another nationally recognized rating agency or (b) is a Subsidiary of a Person that is the subject of a bankruptcy, insolvency or similar proceeding.

Section 1.2             Definition of “Commitment”  The definition of “Commitment” contained in APPENDIX A, Defined Terms, is hereby amended by deleting the phrase “pursuant to Section 2.3(c)” in its entirety and substituting therefor the new phrase “pursuant to Section 2.3(c) or Section 2.9(c)”.

Section 1.3             Amendment to Section 2.2.  Section 2.2(a)(i) is hereby amended by deleting the phrase “or (C) if the Termination Date” in its entirety and substituting therefor the new phrase “(C) any Defaulting Bank shall then exist (unless such Defaulting Bank’s pro rata share (based on the ratio of such Defaulting Bank’s Commitment to the Aggregate Commitments) of the L/C Outstandings has been cash collateralized by the Borrower (pursuant to documentation satisfactory to the L/C Issuers, the Agent and the Borrower)), or (D) if the Termination Date”.

Section 1.4              Amendment to Section 2.3.  The following subsection (e) is added to Section 2.3:

(e)           Cash Collateralization of L/C Outstandings of Defaulting Banks.  If a Bank at any time becomes a Defaulting Bank and there are L/C Outstandings at such time, then the Borrower shall promptly (and in any event within three (3) Banking Days of request therefor from any L/C Issuer) provide cash collateral to the Agent in an amount equal to the aggregate amount of such Defaulting Bank’s participation in such L/C Outstandings pursuant to documentation satisfactory to the Agent, the L/C Issuers and the Borrower, which cash collateral shall secure such Defaulting Bank’s contingent obligations to the L/C Issuers in respect of such L/C Outstandings.  If the circumstances giving rise to the requirement that the Borrower provide cash collateral pursuant to this Section 2.3(e) cease to exist, then the Agent shall promptly return such cash collateral to Borrower.

Section 1.5             Amendment to Section 2.5.  Section 2.5(g) is hereby amended by deleting the phrase “and other than payments pursuant to Sections 2.7 and 2.8” in its entirety in each place in which it appears and substituting therefor in each instance the new phrase “and other than payments pursuant to Sections 2.7, 2.8 and 2.9(c)”.

Section 1.6              Amendment to Section 2.9.   The following subsection (c) is added to Section 2.9:

(c)           At any time a Bank is a Designated Bank, the Borrower may terminate in full the Commitment of such Designated Bank by giving notice to such Designated Bank and the Agent (which notice shall specify the effective date of such termination); provided, that (i) at the time of such termination, no Event of Default exists; (ii) concurrently with such termination, the Borrower shall prepay all outstanding Loans of such Designated Bank together with accrued interest thereon and accrued fees and any other amounts payable for the account of such Designated Bank hereunder; and (iii) if, on the effective date of such termination, any L/C is outstanding, the conditions specified in Section 3.2(a) would be satisfied (after giving effect to such termination) were each such L/C issued on such date.  Upon satisfaction of the conditions specified in the foregoing clauses (i), (ii) and (iii), the Commitment of such Designated Bank shall terminate on the effective date specified in such notice, its participation in the L/C Outstandings shall terminate on such effective date and the participations of the other Banks in the L/C Outstandings shall be redetermined as of such termination date as if the outstanding L/Cs had been issued and the Unreimbursed Drawings had been paid or disbursed on such termination date.  The termination of the Commitment of a Defaulting Bank pursuant to this Section 2.9(c) shall not be deemed to be a waiver of any right that the Borrower, the Agent, any L/C Issuer or any other Bank may have against such Defaulting Bank.

Section 2                TERMINATION OF LEHMAN BROTHERS BANK, FSB.  Notwithstanding anything in this Amendment to the contrary, the Borrower, the L/C Issuer and the Majority Banks hereby agree that Lehman Brothers Bank, FSB (“Lehman”) will be terminated as a Bank immediately upon execution of this Amendment by the Borrower, the L/C Issuer and the Majority Banks (subject to the satisfaction of the conditions specified in Section 2.9(c) of the Credit Agreement, as amended by this Amendment) (the date of such termination being referred to herein as the “Lehman Commitment Termination Date”).  On the Lehman Commitment Termination Date, the amount of the Aggregate Commitments will be reduced by the amount of Lehman’s Commitment ($15,000,000) not already transferred to another Person pursuant to an Assignment and Assumption Agreement, Lehman’s participation in the L/C Outstandings shall terminate and the participations of the other Banks in the L/C Outstandings shall be redetermined as if the outstanding L/Cs had been issued and the Unreimbursed Drawings had been paid or disbursed on such date.

Section 3                CONDITION PRECEDENT.  This Amendment shall become effective as of the date hereof when the Agent has received counterparts hereof signed by the Borrower, the L/C Issuer and the Majority Banks.

Section 4                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER.
The Borrower represents and warrants as follows:

Section 4.1              Corporate Authority; No Conflict.  The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”), are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action, and do not and will not (i) violate (A) the articles of incorporation or by-laws (or comparable documents) of the Borrower or any of its Material Subsidiaries, (B) any applicable Law or (C) any provision of any material contract, agreement, indenture or instrument to which the Borrower or any of its Material Subsidiaries is a party or by which any of its or their respective properties is bound, (ii) be in conflict with, or result in a breach of or constitute a default under, any contract, agreement, indenture or instrument referred to in the preceding subclause (a)(i)(C), (iii) result in the creation or imposition of any Lien on the property of the Borrower or any of its Material Subsidiaries other than Permitted Liens, or (iv) give to any Person rights to cancel, terminate or suspend performance of its obligations to the Borrower or any of its Material Subsidiaries under, or accelerate payment of amounts owed by the Borrower or any of its Material Subsidiaries to others under, any of the foregoing, in the case of any of the foregoing subclauses other than subclause (a)(i)(A), that would reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered by the Borrower.

Section 4.2             Regulatory Approval.  The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Amended Credit Agreement, do not and will not require any registration with, consent or approval of, notice to, or other action to, with or by, any Governmental Authority, regulatory body or any other Person, except for (i) such filings as may be required by federal or state securities laws (which filings (to the extent so required) have been made and true and complete copies of which have been delivered to the Agent) and (ii) other filings, authorizations, consents and approvals, all of which have been made or obtained or the absence of which would not reasonably be expected to have a Material Adverse Effect.

Section 4.3             Enforceable Agreement.  Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except for bankruptcy and similar laws affecting the enforcement of creditors’ rights generally and for the application of general equitable principles.

Section 4.4              Event of Default.  No Default or Event of Default has occurred and is continuing.

Section 4.5              Material Adverse Effect.  Since December 31, 2008, there has been no Material Adverse Effect.

Section 5                 MISCELLANEOUS.

Section 5.1             Continuing Effectiveness.   Except as expressly set forth herein, the Credit Agreement shall remain in full force and effect and is ratified, approved and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks, the Agent or the L/C Issuer under the Credit Agreement or any other Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.

Section 5.2             Reference to and Effect on the Credit Agreement.  Upon the effectiveness of this Amendment: (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment; and (b) each reference in any other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

Section 5.3             Execution in Counterparts.   This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission (including by “PDF”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.4             Governing Law.   THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 5.5             Successors and Assigns.    This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MIDAMERICAN ENERGY HOLDINGS COMPANY,
as Borrower

By:	/s/ Brian K. Hankel
Name: Brian K. Hankel
Title: Vice President and Treasurer

UNION BANK, N.A.
(formerly known as Union Bank of California, N.A.),
as Agent and a Bank

By:	/s/ Dennis G. Blank
Name: Dennis G. Blank
Title: Vice President

THE ROYAL BANK OF SCOTLAND PLC,
as a Bank

By:	/s/ Belinda Tucker
Name: Belinda Tucker
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as L/C Issuer and a Bank

By:	/s/ Juan J. Javellana
Name: Juan J. Javellana
Title: Vice President

ABN AMRO BANK N.V.,
as a Bank

By:	/s/ Scott Donaldson
Name: Scott Donaldson
Title: Director

By:	/s/ Todd Vaubel
Name: Todd Vaubel
Title: Vice President

BNP PARIBAS,
as a Bank

By:	/s/ Denis O'Meara
Name: Denis O'Meara
Title: Managing Director

By:	/s/ Francis J.Delaney
Name: Francis J. Delaney
Title: Managing Director

BARCLAYS BANK PLC,
as a Bank

By:	/s/ Alicia Borys
Name: Alicia Borys
Title: Assistant Vice President

CALYON NEW YORK BRANCH,
as a Bank

By:	/s/ Dixon Schultz
Name: Dixon Schultz
Title: Director

By:	/s/ Sharada Manne
Name: Sharada Manne
Title: Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as a Bank

By:	/s/ Shaheen Malik
Name: Shaheen Malik
Title: Vice President

By:	/s/ Rianka Mohan
Name: Rianka Mohan
Title: Vice President

LEHMAN BROTHERS BANK, FSB,
as a Bank

By:	/s/ Theodore P. Janulis
Name: Theodore P. Janulis
Title: Chairman

LLOYDS TSB BANK PLC,
as a Bank

By:	/s/ Windsor R. Davies
Name: Windsor R. Davies
Title: Managing Director Corporate Banking USA D061

By:	/s/ Peter Lopoukhine
Name: Peter Lopoukhine
Title: Director L053

MIZUHO CORPORATE BANK, LTD. ,
as a Bank

By:
Name
Title

SUNTRUST BANK,
as a Bank

By:	/s/ Andrew Johnson
Name: Andrew Johnson
Title: Director

THE BANK OF NEW YORK MELLON,
as a Bank

By:	/s/ John N. Watt
Name: John N. Watt
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Bank

By:	/s/ Frederick W. Price
Name: Frederick W. Price
Title: Managing Director

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation), as a Bank

By:	/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice President

SUMITOMO MITSUI BANKING CORPORATION,
as a Bank

By:	/s/ Masakazu Hasegawa
Name: Masakazu Hasegawa
Title: General Manaer